SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]    Preliminary Information Statement
[   ]    Definitive Information Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

IVI Communications, Inc.
(Name of Registrant As Specified In Its Charter)

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IVI COMMUNICATIONS, INC.
1818 North Farwell Ave.
Milwaukee, WI 53202

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Eureka, California June *, 2008

This information statement has been mailed on or about June *, 2008 to the stockholders of record on * (the “Record Date”) of IVI Communications, Inc., a Nevada corporation (the "Company"), in connection with certain actions to be taken by the written consent by the stockholders holding a majority of the capital stock of the Company, dated as of June *, 2008.  The actions to be taken pursuant to the written consent shall be taken on or about July *, 2008, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors, /s/ Kurt Jensen Kurt Jensen President and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED *, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common and preferred stock dated * in lieu of a special meeting of the stockholders.  Such action will be taken on or about July *, 2008:

1.	An amendment to our Certificate of Incorporation to effect a 1-for-400 reverse stock split of IVI Communications, Inc.’s outstanding common stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of June 27, 2008, the Company's authorized capitalization consisted of 400,000,000 shares of common stock, with a par value of $.001of which 399,999,991 shares were issued and outstanding (the “Common Stock”) and 5,000,000 shares of preferred stock with a par value of $.001 of which 4,000,000 shares are designated Series A Preferred Stock and are issued and outstanding and of which 1,000,000 shares are designated Series B Preferred Stock and are issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  The Series A Preferred Stock has a liquidation preference over the Company's Common Stock and any other class or series of capital stock whose terms expressly provide that the holders shares of Series A Preferred Stock should receive preferential payment. Holders of shares of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of Common Stock on all matters and do not vote as a separate class. The Series B Preferred Stock has a liquidation preference over the Company's Common Stock and any other class or series of capital stock whose terms expressly provide that the holders of Series B Preferred Stock should receive preferential payment. Holders of shares of the Series B Preferred Stock shall have the right to vote on any matter with holders of Common Stock voting together as one class. The record holders of the 1,000,000 shares of Series B Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled to vote at any regular or special meeting of the shareholders) equal to that number of common shares which is not less than 51% of the vote required to approve any action, which Nevada law provides may or must be approved by vote or consent of the holder of common shares or the holders of other securities entitled to vote, if any.
The following shareholders (holding the indicated number of shares) voted in favor of the proposals outlined in this Information Statement:

Shareholder	Class of Stock	Number of Series A Preferred Shares	Number of Series B Preferred Shares	Number of Voting Shares
Titan Global Holdings, Inc.	Preferred Stock	4,000,000	1,000,000	243,999,995 (1)
TOTAL	Preferred Stock	4,000,000	1,000,000	243,999,995

(1)
This number is based on Titan Global Holdings, Inc. receiving ten votes for every share of Series A Preferred Stock owned and the Series B shares owned giving Titan Global Holdings, Inc. voting power equal to 51% of the issued and outstanding voting shares of as of June 27, 2008.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July *, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement shall be considered the notice required under Nevada General Corporation.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on June *, 2008 (the “Record Date”) of corporate action expected to be taken pursuant to the consents or authorizations of a shareholders owning a majority of the Company’s voting shares.

Shareholders holding a majority of the Company's outstanding voting shares have voted in favor of certain matters outlined in this Information Statement, which action is expected to take place on or before *, 2008.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of capital stock as of record on the close of business on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding voting shares have voted in favor of the 400 for 1 reverse stock split. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposal consists of the vote of the holders of a majority of the voting power of the Company’s capital stock.  As of June *, 2008, 399,999,991 shares of Common Stock were issued and outstanding, 4,000,000 shares of Series A Preferred Stock were issued and outstanding and 1,000,000 shares of Series B Preferred Stock were issued and outstanding.   Holders of shares of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of Common Stock on all matters and do not vote as a separate class. Holders of shares of the Series B Preferred Stock shall have the right to vote on any matter with holders of Common Stock voting together as one class. The record holders of the 1,000,000 Series B Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of Common Stock entitled to vote at any regular or special meeting of the shareholders) equal to that number of common shares which is not less than 51% of the vote required to approve any action.

WHAT CORPORATE MATTERS HAVE THE MAJORITY SHAREHOLDERS VOTED FOR?

Shareholders holding a majority of our outstanding voting stock have voted in favor of the 400 for 1 reverse stock split

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date, is required for approval of the Proposal. A majority of the outstanding shares of Common Stock voted in favor of the Proposals.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of June 27, 2008 the number and percentage of outstanding shares of Common Stock and Preferred Stock owned by (i) each person known to the Company who owns more than five percent of the outstanding Common Stock, (ii) each named executive officer and director, and (iii) and all executive officers and directors of the Company as a group

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock	Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock	Series B Preferred Stock Beneficially Owned	Percentage of Series B Preferred Stock	Percentage of Total Vote Stock (1)

Titan Global Holdings, Inc. (3) 1700 Jay Ell Drive Suite 200 Richardson, TX 75081	0	0%	4,000,000	100%	1,000,000	100%	61.0%

IVI Shareholder Trust 555 H St. Suite H Eureka, CA 95501	25,770,514	23.26%	0	0%	0	0	23.26%

Big Apple Consulting USA, Inc. 280 Wekiva Springs Road Longwood, FL 32779	14,764,413	13.33%	0	0%	0	0%	13.33%

Kurt Jensen, President and Chief Executive Officer 1700 Jay Ell Drive Suite 200 Richardson, TX 75081	0	0%	0	0%	0	0%	0%

David M. Marks, Director 1700 Jay Ell Drive Suite 200 Richardson, TX 75081	0	0%	0	0%	0	0%	0%

Bryan Chance, Director 1700 Jay Ell Drive Suite 200 Richardson, TX 75081	0	0%	0	0%	0	0%	0%

TOTAL

(1) "Beneficial Ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the Common Stock of an issuer.  The definition of beneficial ownership includes shares underlying options or warrants to purchase Common Stock, or other securities convertible into Common Stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days.  Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Based on 399,999,991 shares of Common Stock outstanding as of June 27, 2008.

(3) Titan Global Holdings, Inc. acquired these shares on June 17, 2008. For more information on that transaction and the rights and preferences of the Series A & Series B Preferred Stock please see the Form 8-K filed by IVI Communications, Inc. on June 23, 2008.

PROPOSAL 1

ONE FOR FOUR HUNDRED REVERSE SPLIT

On June *, 2008 the majority stockholders of the Company authorized a reverse stock split pursuant to which 399,999,991 currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into approximately 1,000,000 shares of Common Stock (the "New Shares"). The reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock, which may be issued.

The one for 400 reverse stock split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 400 for 1. The authorized number of shares of Common Stock shall not be impacted by the reverse stock split. Accordingly, as a result of the reverse stock split, the Company will have 399,723,028 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the reverse stock split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The reverse stock split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. No fractional shares shall be issued. Any shareholder who beneficially owns a fractional share of the Company's Common Stock after the reverse stock split, will receive an additional share in lieu of such fractional share. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 399,999,991 to approximately 1,000,000.

In addition, commencing with the effective date of the reverse stock split, all outstanding options entitling the holders thereof to purchase shares of the Company's Common Stock will entitle such holders to receive, upon exercise of their options, one-four hundreth of the number of shares of the Company's Common Stock which such holders may purchase upon exercise of their options. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding options will be increased by 400.

Under Nevada Law, the state in which the Company is incorporated, the reverse stock split does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv)The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Company’s Annual Report on Form 10-KSB for the year ended March 31,2007 and Quarterly Report on Form 10-QSB for the three months ended December 31,2007 are hereby incorporated by reference into this Information Statement and are being delivered herewith.

Cost of Information Statement

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information About the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

/s/ Kurt Jensen
Kurt Jensen
President and Chief Executive Officer